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                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No.9 to the Registration Statement on Form N-4 of our report dated February 3, 1997, except as to Notes 1 and 2, which are as of February 19, 1997, relating to the financial statements of First Allmerica Financial Life Insurance Company, and our report dated
March 26, 1997 relating to the financial statements of Allmerica Select
Separate Account of First Allmerica Financial Life Insurance Company, both of which appear in such Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Boston, Massachusetts
January 30,1998